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[LOGO IBM]

Dear IBM Stockholder:

Your vote is important. Attached is your 1998 IBM Proxy Card. Please read both sides of the card and mark, sign, date and return it. In the alternative, you can now take advantage of new electronic ways to vote your proxy, either through the Internet or by the telephone. If you vote through the Internet or by the telephone, there is no need to mail your proxy card. Your vote authorizes the named proxies in the same manner as if you signed, dated and returned the card.

You are invited to attend the Annual Meeting of Stockholders on Tuesday, April 28, 1998, at 10 a.m. in the Arie Crown Theatre at Lakeside Center, 2301 South Lake Shore Drive, Chicago, Illinois. If you plan to attend the Annual Meeting, you should either mark the box provided on the attached Proxy Card or signify your intention to attend when you access the Internet or telephone voting system. An admission ticket is attached for your convenience.

As part of IBM's ongoing efforts to reduce expenses, we are asking our stockholders to permit IBM to send only one copy of stockholder publications to their household. If you are receiving multiple copies of stockholder reports at your address and wish to eliminate them for the account shown on the attached Proxy Card, please either mark the box provided on the card or follow the instructions provided if you vote your shares through the Internet or by the telephone. You will continue to receive your proxy mailings for shares held in this account.

We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as an IBM Stockholder.

/s/ John E. Hickey

John E. Hickey
Vice President and Secretary

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Proxy Identifying No. 9926

|X| Please mark your votes as in this example

Proxy Card

IBM's Directors recommend a vote FOR proposals 1 and 2 and AGAINST stockholder proposal 3. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

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            IBM's Directors recommend a vote FOR proposals 1 and 2.
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1. Election of Directors (see reverse)

FOR |_|        WITHHELD |_|

FOR, except vote WITHHELD from the following nominee(s):

2. Ratification of appointment of auditors (page 25)

FOR |_|        AGAINST |_|         ABSTAIN |_|

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              IBM's Directors recommend a vote AGAINST proposal 3.
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3. Stockholder proposal on executive compensation (page 27)

FOR |_|        AGAINST |_|         ABSTAIN |_|


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          Will Attend Annual Meeting                             |_|
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          Discontinue Mailing Publications to this Account       |_|
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SIGNATURE(S)______________________________  DATE____________________

PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY USING THE INTERNET OR TELEPHONE.

                                   [LOGO IBM]

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[GRAPHIC OMITTED]

ELECTRONIC VOTING INSTRUCTIONS

To vote through the Internet: log on at http://www.ibm.com/investor/vote

To vote by telephone: call 1-800-OK2-VOTE. Stockholders residing outside the United States, Canada and Puerto Rico should call 201-324-0377.

If you vote through the Internet or by the telephone, use the control number in the box on the left, just below the perforation. Enter the control number and pound signs (#) exactly as they appear.

                                ADMISSION TICKET

This is your admission ticket for the Annual Meeting of Stockholders to be held on Tuesday, April 28, 1998 at 10 a.m. in the Arie Crown Theatre at Lakeside Center, 2301 South Lake Shore Drive, Chicago, Illinois. Please detach and present this ticket for admission at the annual meeting.

Stockholders must have a ticket for admission to the meeting. This ticket is issued to the stockholder whose name appears on it and is non-transferable.

                                   [LOGO IBM]

PROXY CARD

[LOGO IBM]

International Business Machines       Proxy Solicited by the Board of Directors
Corporation                           for the Annual Meeting of Stockholders
Armonk, New York 10504                April 28, 1998

Louis V. Gerstner, Jr., Lawrence R. Ricciardi, and John E. Hickey, or any of them individually and each of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of International Business Machines Corporation owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held in the Arie Crown Theatre at Lakeside Center, Chicago, Illinois, at 10 a.m. on Tuesday, April 28, 1998, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of 1998 Annual Meeting and Proxy Statement dated March 13, 1998.

This proxy card will also be used to provide voting instructions to the Trustee for any shares of common stock of International Business Machines Corporation held in the IBM Stock Fund investment alternative under the IBM Tax Deferred Savings Plan on the record date, as set forth in the Notice of 1998 Annual Meeting and Proxy Statement dated March 13, 1998.

Election of Directors, Nominees:

1. C. Black, 2. J. Dormann, 3. L.V. Gerstner, Jr., 4. N.O. Keohane, 5. C.F. Knight, 6. M. Makihara., 7. L.A. Noto, 8. J.B. Slaughter, 9. A. Trotman, 10. L.C. van Wachem, 11. C.M. Vest

(Shares cannot be voted unless this Proxy Card is: 1. signed and returned or 2. shares are voted over the Internet or by telephone or 3. other specific arrangements are made to have the shares represented at the meeting.)

PLEASE DETACH AND PRESENT THIS TICKET FOR ADMISSION TO THE ANNUAL MEETING